Exhibit 99.2

GMX RESOURCES INC.

FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION CONTACT:

Ken L. Kenworthy, Sr.	Ken L. Kenworthy, Jr.
Executive V. P., CFO	President, CEO
405.600.0711 x316	405.600.0711 x311

GMX RESOURCES INC. Announces Raise in Guidance for 1Q07 Production to 1.7 BCFE, a 100% Increase vs. 1Q06 and a 23% Increase Sequentially vs. 4Q06; New Guidance for 2Q07; 1Q07 Operational Update; and Company to Present at Howard Weil’s 35th Annual Energy Conference Today

Oklahoma City, Oklahoma, Wednesday, April 4, 2007 GMX RESOURCES INC., NASDAQ GM: ‘GMXR’; (visit www.gmxresources.com to view the most recent Company presentation and for more information on the Company) today announces that the Company raised its guidance of 1Q07 production to 1.7 BCFE which equates to 100% growth over last years 1st quarter in 2006 and is also 23% higher than the previous 4th quarter in 2006. The Company also is issuing new guidance for the 2nd quarter of 2007 of 2 BCFE which equates to 117% growth over the 2nd quarter of 2006.

1Q07 Operational Update

In the 1st quarter, 27 gross/16.64 net wells were drilled into the Cotton Valley ‘Taylor’ Sand (CVS). The current 7 day net production average for the Company is 21 mmcfepd. The Company’s 3rd CVS horizontal well began producing last week; it has produced 2.5 mmcfgpd and has recovered 50% of its fracture treatment fluids. GMXR’s development in the Carthage, North Field for the quarter was predominately vertical 10,000 foot CVS wells with multiple stage completions; much of the same is planned for the 2nd quarter of 2007. The exceptions would be GMXR’s planned 20 acre pilot wells, Travis Peak wells and JV50% Area Bossier and CVS horizontal wells reportedly planned by Penn Virginia Oil & Gas, L.P. (PVOG), a subsidiary of Penn Virginia Corporation (NYSE: PVA) in 2Q07.

GMXR will be a first time presenter at the Howard Weil, Inc.’s 35th Annual Energy Conference in New Orleans this week. Howard Weil also began analyst coverage of the Company earlier in the year.

GMX RESOURCES INC. is a rapidly growing, E & P company with high quality unconventional gas resources, currently drilling with 7 rigs in its Cotton Valley (CV) Gas Resource Play on the Sabine Uplift; Carthage, North Field, East Texas, Panola & Harrison County, developing its Upper CV “Tight Gas Sands”; 146 gross/78.6 net producers and Lower CV Bossier “Gas Shales”, also containing Travis Peak/Hosston Sands & Pettit Sands and Limes. The Company has experienced a 100% success rate in this development. These key resource layers provide repeatable organic growth for the Company; Core Area 99% of NAV; 94% Natural Gas. Headquartered in Oklahoma City, Oklahoma, GMXR has interests in 188 gross/ 108.92 net producing wells and operates 60% of its reserves. The Company’s strategy is to develop its resource play with 7-8 rigs, increase production, grow its natural gas reserves and continue to build shareholder value.

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. They include statements regarding the Company’s financing plans and objectives, drilling plans and objectives, related exploration and development costs, number and location of planned wells, reserve estimates and values, statements regarding the quality of the Company’s properties and potential reserve and production levels. These statements are based on certain assumptions and analysis made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes appropriate in the circumstances, including the assumption that there will be no material change in the operating environment for the company’s properties. Such statements are subject to a number of risks, including but not limited to commodity price risks, drilling and production risks, risks relating to the Company’s ability to obtain financing for its planned activities, risks related to weather and unforeseen events, governmental regulatory risks and other risks, many of which are beyond the control of the Company. Reference is made to the company’s reports filed with the Securities and Exchange Commission for a more detailed disclosure of the risks. For all these reasons, actual results or developments may differ materially from those projected in the forward-looking statements.